Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

Bonanza Creek Energy, Inc.
410 17th Street, Suite 1400
Denver, CO 80202

Reference is hereby made to the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) that forms a part of the Registration Statement on Form S-4 of Bonanza Creek Energy, Inc. filed with the Securities and Exchange Commission (the “SEC”) on or about December 16, 2020 (the “Registration Statement”).

We hereby consent to the inclusion of our opinion letter dated November 8, 2020 to the Board of Directors of Bonanza Creek Energy, Inc. included as Annex B to the Joint Proxy Statement/Prospectus, and to the references to our firm or our opinion letter in the Joint Proxy Statement/Prospectus under the captions “About this Joint Proxy Statement/Prospectus,” “Summary—Opinion of Bonanza Creek’s Financial Advisor,” “The Merger—Background of the Merger,” “The Merger—Recommendation of the Bonanza Creek Board and Reasons for the Merger,” “The Merger—Certain Bonanza Creek Unaudited Prospective Financial and Operating Information,” “The Merger—Certain HighPoint Unaudited Prospective Financial and Operating Information,” “The Merger—Opinion of Bonanza Creek’s Financial Advisor” and “The Merger Agreement—Representations and Warranties.”

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be circulated, quoted or otherwise referred to for any purpose other than solicitation of any stockholder approval in connection with soliciting any stockholder votes required to approve the transactions contemplated in our opinion letter, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus, disclosure statement or any other document, except in accordance with our prior written consent and except as otherwise set forth in our engagement letter with Bonanza Creek Energy, Inc. dated October 17, 2019.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement (or any amendment thereto) within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

EVERCORE GROUP L.L.C.

By:	/s/ Shaun Finnie
Shaun Finnie
Senior Managing Director

Houston, Texas

December 16, 2020